Exhibit (c)(ii)

FONAR Corporation (NasdaqCM: FONR) Fairness Opinion Prepared for FONAR Special Committee As of July 7, 2025

FONAR Corporation (NasdaqCM: FONR) Fairness Opinion Prepared for FONAR Special Committee Table of Contents Valuation as of July 7, 2025 Table of Contents Exhibit # Conclusion Summary of Value. Exhibit 1 Fairness Opinion Analysis Football Field Analysis.Exhibit 2 Historical Financial Statements Analysis Comparative Balance Sheets.Exhibit 3 Comparative Income Statements. Exhibit 4 Financial Ratio Analysis.Exhibit 5 Income Approach Discounted Cash Flow Analysis. Exhibit 6 Tax Amortization Benefit (TAB). Exhibit 7 Working Capital Analysis.Exhibit 8 Depreciation and Capital Expenditures Analysis. Exhibit 9 WACC—Capital Asset Pricing Model.Exhibit 10 Market Approach Guideline Public Company—BS & IS Analysis.Exhibit 11 Guideline Public Company—Ratio Analysis.Exhibit 12 Guideline Public Company—Trend Analysis.Exhibit 13 Guideline Public Company—Benchmarking. Exhibit 14 Guideline Public Company—Market and Financial Data. Exhibit 15 Guideline Public Company—Multiple Analysis.Exhibit 16 Market Approach: Guideline Public Company Method.Exhibit 17 One Day Stock Premium Market Transactions.Exhibit 18 Cost Approach Liquidation Scenario—Third Party Collection.Exhibit 19 Guideline Public Company Tearsheet GPC FONAR Corporation. GPC 1 Ardent Health, Inc. GPC 2 Astrana Health, Inc. GPC 3 Bruker Corporation. GPC 4 Community Health Systems, Inc.GPC 5 HCA Healthcare, Inc. GPC 6 Hologic, Inc. GPC 7 Nutex Health Inc. GPC 8 RadNet, Inc. GPC 9 Tenet Healthcare Corporation. GPC 10

Exhibit 1
FONAR Corporation (NasdaqCM: FONR)
Fairness Opinion Prepared for FONAR Special Committee
Summary of Value
Valuation as of July 7, 2025

	Valuation Method	Weight (1)	Value Indications Low	Value Indications Mid	Value Indications High
	Income Approach				
(2)	Discounted Cash Flow Method	50.0%	$ 95,200	$ 97,700	$ 100,500
	Market Approach				
(3)	Guideline Public Company Method	25.0%	$ 104,400	$ 110,900	$ 117,500
	Cost Approach				
(4)	Liquidation Scenario	25.0%	$ 88,300	$ 89,300	$ 90,200
	Fair Market Value of Common Equity (Control)		**$ 95,775**	**$ 98,900**	**$ 102,175**
(5)	Divided by: Fully-Diluted Number of Shares Outstanding		6,203.5	6,203.5	6,203.5
	Fair Market Value Per Share		**$ 15.44**	**$ 15.94**	**$ 16.47**
	Implied Control Premium				
	Offer Price Per Share vs Fair Market Value Per Share				
	Offer Price as of July 7, 2025 (A)		$ 17.25	$ 17.25	$ 17.25
	Fair Market Value Per Share (B)		$ 15.44	$ 15.94	$ 16.47
	Implied Control Premium (A / B - 1)		**11.7%**	**8.2%**	**4.7%**
	Offer Price Per Share vs 90 Day Average Price Per Share				
	Offer Price as of July 7, 2025 (A)		$ 17.25	$ 17.25	$ 17.25
(6)	FONAR 90 Day Average Closing Price -June 30, 2025 (B)		$ 13.60	$ 13.60	$ 13.60
	Implied Control Premium (A / B - 1)		**26.8%**	**26.8%**	**26.8%**
	Market Reference Data - Control Premium				
(7)	One Day Stock Premium Market Transactions		15.00%	20.0%	25.0%

DRAFT

Notes:

(1) A lower weight was assigned to the Market Approach due to differences in size and core business operations between FONAR and the selected guideline public companies.
Similarly, the Liquidation Scenario under the Cost Approach was given less weight, as the Company's demonstrated ability to generate positive cash flows makes a liquidation outcome unlikely.

(2) See Exhibit 6.

(3) See Exhibit 17.

(4) See Exhibit 19.

(5) Sourced from FONAR's 3/31/2025 10-Q Filing.

(6) Reflects the 90-day average closing price.

(7) See Exhibit 18.

Exhibit 2 FONAR Corporation (NasdaqCM: FONR) Fairness Opinion Prepared for FONAR Special Committee Football Field Analysis Valuation as of July 7, 2025 Price Per Share Offer Price $17.25 $15.44 $16.47 Weighted $15.35 $16.20 DCF $16.83 $18.94 GPC $14.23 $14.54 Liquidation $12.02 $14.96 Price 90D Range (As of 6/30/25) $11.00 $12.00 $13.00 $14.00 $15.00 $16.00 $17.00 $18.00 $19.00 $20.00 Notes: Calculated based on information presented in Exhibit 1.

Exhibit 3 FONAR Corporation (NasdaqCM: FONR) Fairness Opinion Prepared for FONAR Special Committee Comparative Balance Sheets Valuation as of July 7, 2025 (in $ Thousands) Fiscal Years EndedJune 30, 2021 2022 2023 2024 2025 Assets Cash & Equivalents $ 44,460 23.5% $ 48,723 24.4% $ 51,280 25.6% $ 56,341 26.3% $ 56,334 26.0% Short-Term Investments 32 0.0% 32 0.0% 33 0.0% 136 0.1% 120 0.1% Accounts Receivable 61,200 32.3% 66,467 33.3% 70,171 35.0% 79,846 37.3% 82,944 38.2% Inventory 1,663 0.9% 2,360 1.2% 2,570 1.3% 2,715 1.3% 2,813 1.3% Prepaid Expenses and Other Current Assets 1,227 0.6% 1,104 0.6% 1,608 0.8% 1,286 0.6% 2,604 1.2% Total Current Assets 108,583 57.3% 118,686 59.5% 125,661 62.6% 140,324 65.5% 144,815 66.7% Net Property & Equipment 21,850 11.5% 22,282 11.2% 22,146 11.0% 18,709 8.7% 18,532 8.5% Goodwill 4,269 2.3% 4,269 2.1% 4,269 2.1% 4,269 2.0% 4,269 2.0% Intangible Assets, Net 4,038 2.1% 3,704 1.9% 3,432 1.7% 2,870 1.3% 2,992 1.4% Right of Use Assets—Operating Leases 30,133 15.9% 34,232 17.2% 33,069 16.5% 38,428 17.9% 35,136 16.2% Right of Use Asset—Financing Leases 1,127 0.6% 928 0.5% 729 0.4% 530 0.2% 377 0.2% Accounts Receivable Long-Term 2,880 1.5% 1,872 0.9% 710 0.4% 829 0.4% 3,550 1.6% Deferred Tax Assets, Long-Term 15,959 8.4% 12,842 6.4% 10,042 5.0% 7,223 3.4% 6,346 2.9% Other Long-Term Assets 667 0.4% 526 0.3% 524 0.3% 481 0.2% 476 0.2% Loans Receivable, Long-Term—0.0%—0.0%—0.0% 581 0.3% 555 0.3% Total Noncurrent Assets 59,073 31.2% 58,374 29.3% 52,775 26.3% 55,213 25.8% 53,701 24.7% Total Assets 189,506 100.0% 199,342 100.0% 200,582 100.0% 214,246 100.0% 217,048 100.0% Liabilities & Equity Current Portion of Long-Term Debt $ 173 0.1% $ 40 0.0% $ 44 0.0% $ 47 0.0% $—0.0% Financing Lease Liability, Current Portion 203 0.1% 210 0.1% 218 0.1% 226 0.1% 244 0.1% Accounts Payable 1,866 1.0% 1,551 0.8% 1,579 0.8% 1,856 0.9% 1,302 0.6% Accrued Expenses 6,279 3.3% 5,180 2.6% 4,822 2.4% 5,131 2.4% 6,975 3.2% Operating Lease Liability-current Portion 3,534 1.9% 3,880 1.9% 3,905 1.9% 3,474 1.6% 3,383 1.6% Unearned Revenue 5,112 2.7% 4,650 2.3% 4,435 2.2% 4,314 2.0% 4,866 2.2% Income Tax Payable 774 0.4% 382 0.2% 48 0.0% 1,461 0.7%—0.0% Other Current Liabilities 2,109 1.1% 855 0.4% 574 0.3% 1,349 0.6% 354 0.2% Total Current Liabilities 20,049 10.6% 16,749 8.4% 15,624 7.8% 17,857 8.3% 17,124 7.9% Long-Term Debt 760 0.4% 155 0.1% 115 0.1% 67 0.0%—0.0% Financing Lease Liability—Long-Term 1,048 0.6% 838 0.4% 620 0.3% 395 0.2% 143 0.1% Operating Lease Liability, Long Term 28,975 15.3% 33,091 16.6% 32,105 16.0% 37,468 17.5% 35,149 16.2% Unearned Revenue, Non-Current 2,801 1.5% 1,857 0.9% 760 0.4% 1,175 0.5% 3,801 1.8% Deferred Tax 238 0.1% 216 0.1% 395 0.2% 372 0.2% 372 0.2% Other Liabilities 171 0.1% 107 0.1% 42 0.0% 32 0.0% 173 0.1% Due to Related Medical Practices 93 0.0% 93 0.0% 93 0.0% 93 0.0% 93 0.0% Total Long-Term Liabilities 34,087 18.0% 36,357 18.2% 34,130 17.0% 39,601 18.5% 39,729 18.3% Total Liabilities 54,136 28.6% 53,106 26.6% 49,755 24.8% 57,458 26.8% 56,854 26.2% Common Stock 1 0.0% 1 0.0% 1 0.0% 1 0.0% 1 0.0% Additional Paid In Capital 185,101 97.7% 184,532 92.6% 182,613 91.0% 180,608 84.3% 178,757 82.4% Retained Earnings (46,008) -24.3% (33,567) -16.8% (24,191) -12.1% (13,624) -6.4% (5,199) -2.4% Treasury Stock (675) -0.4% (675) -0.3% (516) -0.3% (1,017) -0.5% (860) -0.4% Minority Interest (3,049) -1.6% (4,054) -2.0% (7,079) -3.5% (9,180) -4.3% (12,504) -5.8% Total Stockholders’ Equity 135,370 71.4% 146,236 73.4% 150,827 75.2% 156,788 73.2% 160,195 73.8% Total Liabilities & Equity $ 189,506 100.0% $ 199,342 100.0% $ 200,582 100.0% $ 214,246 100.0% $ 217,048 100.0% Working Capital Calculations—As a % of Total Assets Working Capital (WC) $ 88,534 46.7% $ 101,937 51.1% $ 110,036 54.9% $ 122,467 57.2% $ 127,691 58.8% Debt-Free Working Capital (DFWC) $ 88,910 46.9% $ 102,188 51.3% $ 110,298 55.0% $ 122,740 57.3% $ 127,935 58.9% Debt-Free, Cash-Free Working Capital (DFCFWC) $ 44,417 23.4% $ 53,432 26.8% $ 58,985 29.4% $ 66,263 30.9% $ 71,481 32.9% Notes: Financials for 2021 through 2024 are sourced from the Company’s audited financial statements, while 2025 financials are based on the Company’s internal statements.

Exhibit 4
FONAR Corporation (NasdaqCM: FONR)
Fairness Opinion Prepared for FONAR Special Committee
Comparative Income Statements
Valuation as of July 7, 2025
(in $ Thousands)

DRAFT

	Fiscal Years Ended June 30,									
	2021		2022		2023		2024		2025	
Net Service and Repair Fees-related Parties	110	0.1%	110	0.1%	110	0.1%	139	0.1%	180	0.2%
Product Sales	1,288	1.4%	518	0.5%	732	0.7%	738	0.7%	563	0.5%
Net Service and Repair Fees	7,639	8.5%	7,591	7.8%	7,419	7.5%	7,452	7.2%	8,234	7.9%
Net Patient Fee Revenue	23,307	25.9%	29,582	30.3%	29,794	30.2%	33,816	32.9%	33,179	31.8%
Management Fees	10,976	12.2%	11,564	11.8%	11,950	12.1%	11,950	11.6%	11,950	11.5%
Management and Other Fees	46,609	51.8%	48,227	49.4%	48,640	49.3%	48,789	47.4%	50,245	48.1%
Net Revenue	**$ 89,930**	**100.0%**	**$ 97,592**	**100.0%**	**$ 98,645**	**100.0%**	**102,884**	**100.0%**	**104,351**	**100.0%**
Total Cost of Goods Sold	46,456	51.7%	50,578	51.8%	52,897	53.6%	57,744	56.1%	57,718	55.3%
Gross Profit	43,474	48.3%	47,014	48.2%	45,748	46.4%	45,140	43.9%	46,633	44.7%
Operating Expenses:										
Selling, General and Administrative Expenses	20,658	23.0%	18,977	19.4%	24,851	25.2%	22,272	21.6%	28,969	27.8%
R & D Exp.	1,636	1.8%	1,494	1.5%	1,568	1.6%	1,736	1.7%	1,576	1.5%
Depreciation	3,697	4.1%	4,114	4.2%	4,149	4.2%	4,227	4.1%	3,911	3.7%
Amort. of Intangibles	385	0.4%	422	0.4%	392	0.4%	369	0.4%	578	0.6%
Total Operating Expenses	26,376	29.3%	25,007	25.6%	30,959	31.4%	28,605	27.8%	35,034	33.6%
Operating Profit (EBIT)	17,098	19.0%	22,007	22.6%	14,789	15.0%	16,535	16.1%	11,599	11.1%
Other Income (Expenses)										
Interest Expense	(249)	-0.3%	(347)	-0.4%	(50)	-0.1%	(77)	-0.1%	(26)	0.0%
Investment Income	312	0.3%	247	0.3%	1,222	1.2%	2,126	2.1%	2,119	2.0%
Investment Income-related Party	-	0.0%	-	0.0%	-	0.0%	26	0.0%	52	0.0%
Other Income (Expenses)	504	0.6%	861	0.9%	(203)	-0.2%	79	0.1%	36	0.0%
Other Income (Expenses)-related Party	-	0.0%	-	0.0%	-	0.0%	577	0.6%	-	0.0%
Total Other Income (Expenses)	568	0.6%	762	0.8%	969	1.0%	2,731	2.7%	2,181	2.1%
Profit (Loss) Before Taxes	17,665	19.6%	22,769	23.3%	15,759	16.0%	19,266	18.7%	13,780	13.2%
Minority Interest	3,466	3.9%	4,794	4.9%	2,751	2.8%	3,530	3.4%	2,339	2.2%
Income Tax Expense (Benefit)	3,992	4.4%	5,534	5.7%	3,632	3.7%	5,169	5.0%	3,017	2.9%
Net Income (Loss)	**$ 10,208**	**11.4%**	**$ 12,441**	**12.7%**	**$ 9,376**	**9.5%**	**$ 10,567**	**10.3%**	**$ 8,424**	**8.1%**
EBITDA Calculation										
Operating Profit (EBIT)	17,098	19.0%	22,007	22.6%	14,789	15.0%	16,535	16.1%	11,599	11.1%
Add: Depreciation	3,697	4.1%	4,114	4.2%	4,149	4.2%	4,227	4.1%	3,911	3.7%
Add: Amortization	385	0.4%	422	0.4%	392	0.4%	369	0.4%	578	0.6%
EBITDA	**$ 21,179**	**23.6%**	**$ 26,542**	**27.2%**	**$ 19,329**	**19.6%**	**$ 21,132**	**20.5%**	**$ 16,088**	**15.4%**
Additional Data										
Distributions to Holders of Minority Interest	$ 6,570	4.9%	$ 5,822	4.0%	$ 5,776	3.8%	$ 5,630	3.6%	$ 5,306	3.3%
Capital Expenditures	$ 3,533	3.9%	$ 4,545	4.7%	$ 4,218	4.3%	$ 790	0.8%	$ 3,560	3.4%

Notes:

Financials for 2021 through 2024 are sourced from the Company's audited financial statements, while 2025 financials are based on the Company's internal statements.

Exhibit 5
FONAR Corporation (NasdaqCM: FONR)
Fairness Opinion Prepared for FONAR Special Committee
Financial Ratio Analysis
Valuation as of July 7, 2025

DRAFT

	Fiscal Year End as of June 30, 2021	2022	2023	2024	2025	FYE Average	FYE Median
Short-Term Liquidity Measures							
Current Ratio	5.4	7.1	8.0	7.9	8.5	7.4	7.9
Quick Ratio	5.3	6.9	7.8	7.6	8.1	7.1	7.6
Activity Ratios							
Accounts Receivable Turnover	1.5	1.5	1.4	1.3	1.3	1.4	1.4
Accounts Collection Period (Days)	248.4	248.6	259.6	283.3	290.1	266.0	259.6
Inventory Turnover	27.9	21.4	20.6	21.3	20.5	22.3	21.3
Inventory Holding Period (Days)	13.1	17.0	17.7	17.2	17.8	16.6	17.2
Fixed Asset Turnover Ratio	4.1	4.4	4.5	5.5	5.6	4.8	4.5
Total Asset Turnover Ratio	0.5	0.5	0.5	0.5	0.5	0.5	0.5
Working Capital Measures							
Sales-to-Working Capital	1.0	1.0	0.9	0.8	0.8	0.9	0.9
Working Capital / Sales (%)	98.4%	104.5%	111.5%	119.0%	122.4%	111.2%	111.5%
Debt-Free Working Capital / Sales (%)	98.9%	104.7%	111.8%	119.3%	122.6%	111.5%	111.8%
Debt-Free, Cash-Free Working Capital / Sales (%)	49.4%	54.8%	59.8%	64.4%	68.5%	59.4%	59.8%
Leverage Ratios							
Total Debt-to-Total Capital	1.6%	0.8%	0.7%	0.5%	0.2%	0.8%	0.7%
Equity-to-Total Capital	98.4%	99.2%	99.3%	99.5%	99.8%	99.2%	99.3%
Total Liabilities-to-Total Assets	28.6%	26.6%	24.8%	26.8%	26.2%	26.6%	26.6%
Equity-to-Total Assets	71.4%	73.4%	75.2%	73.2%	73.8%	73.4%	73.4%
Fixed Assets-to-Equity	0.2	0.2	0.1	0.1	0.1	0.1	0.1
EBITDA / Interest Expense	85.2	76.6	385.8	274.4	628.2	290.0	274.4
Return Measurements							
Return on Equity (ROE)	7.5%	8.5%	6.2%	6.7%	5.3%	6.9%	6.7%
Return on Investment (ROI)	7.6%	8.7%	6.2%	6.8%	5.3%	6.9%	6.8%
Return on Total Assets (ROA)	5.5%	6.4%	4.7%	5.0%	3.9%	5.1%	5.0%
Asset Utilization Ratios							
Sales-to-Cash	2.0	2.0	1.9	1.8	1.8	1.9	1.9
Sales-to-Accounts Receivable	1.5	1.5	1.4	1.3	1.3	1.4	1.4
Sales-to-Inventory	54.1	41.4	38.4	37.9	37.1	41.8	38.4
Growth Over Prior Year							
Total Revenue (%)	4.9%	8.5%	1.1%	4.3%	1.4%	4.1%	4.3%
EBITDA (%)	20.6%	25.3%	-27.2%	9.3%	-23.9%	0.8%	9.3%
EBIT (%)	25.2%	28.7%	-32.8%	11.8%	-29.9%	0.6%	11.8%

Notes:
Calculated based on data presented in Exhibit 3 and Exhibit 4.

Exhibit 6 FONAR Corporation (NasdaqCM: FONR) Fairness Opinion Prepared for FONAR Special Committee Discounted Cash Flow Analysis Valuation as of July 7, 2025 (in $ Thousands) Year 1 Year 2 Year 3 Year 4 Year 5 Year 6 Year 7 Year 8 Year 9 Year 10 Terminal (1) Net Revenue $ 106,438 $ 108,567 $ 110,738 $ 112,953 $ 115,212 $ 117,517 $ 119,867 $ 122,264 $ 124,709 $ 127,204 $ 129,748 % Growth 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% (1) Cost of Goods Sold 58,541 59,712 60,906 62,124 63,367 64,634 65,927 67,245 68,590 69,962 71,361 % of Net Revenue 55.0% 55.0% 55.0% 55.0% 55.0% 55.0% 55.0% 55.0% 55.0% 55.0% 55.0% Gross Profit 47,897 48,855 49,832 50,829 51,846 52,882 53,940 55,019 56,119 57,242 58,386 % of Net Revenue 45.0% 45.0% 45.0% 45.0% 45.0% 45.0% 45.0% 45.0% 45.0% 45.0% 45.0% (1) Total Operating Expenses (Excl. D&A) 31,718 31,190 30,617 31,593 32,585 32,122 33,180 34,258 34,359 35,481 36,191 % of Net Revenue 29.8% 28.7% 27.6% 28.0% 28.3% 27.3% 27.7% 28.0% 27.6% 27.9% 27.9% EBITDA 16,180 17,666 19,216 19,236 19,261 20,761 20,761 20,761 21,761 21,761 22,196 % of Net Revenue 15.2% 16.3% 17.4% 17.0% 16.7% 17.7% 17.3% 17.0% 17.4% 17.1% 17.1% (2) Depreciation 3,982 5,878 5,921 5,965 6,011 4,204 2,397 2,445 2,494 2,544 2,595 EBIT 12,198 11,788 13,294 13,270 13,250 16,557 18,363 18,315 19,266 19,216 19,601 % of Net Revenue 11.5% 10.9% 12.0% 11.7% 11.5% 14.1% 15.3% 15.0% 15.4% 15.1% 15.1% (3) Income Tax Expense (@ 27.0%) 3,293 3,183 3,589 3,583 3,577 4,470 4,958 4,945 5,202 5,188 5,292 Debt-Free Net Income 8,904 8,605 9,705 9,687 9,672 12,087 13,405 13,370 14,064 14,028 14,309 (2) Add: Depreciation 3,982 5,878 5,921 5,965 6,011 4,204 2,397 2,445 2,494 2,544 2,595 (2) Less: Capital Expenditures (2,129) (2,171) (2,215) (2,259) (2,304) (2,350) (2,397) (2,445) (2,494) (2,544) (2,595) (4) Less: Decrease / (Increase) in Working Capital (1,421) (1,458) (1,487) (1,517) (1,547) (1,578) (1,610) (1,642) (1,675) (1,708) (1,742) Net Cash Flow $ 9,337 $ 10,853 $ 11,924 $ 11,877 $ 11,832 $ 12,362 $ 11,795 $ 11,728 $ 12,390 $ 12,320 $ 12,566 Discount Period (Mid-Year Convention) 0.50 1.50 2.50 3.50 4.50 5.50 6.50 7.50 8.50 9.50 (5) Present Value Factor (@ 15.5%) 0.9305 0.8056 0.6975 0.6039 0.5229 0.4527 0.3919 0.3393 0.2938 0.2544 Present Value of Cash Flow $ 8,687 $ 8,744 $ 8,317 $ 7,172 $ 6,186 $ 5,596 $ 4,623 $ 3,980 $ 3,640 $ 3,134 Terminal Value Present Value of Cash Flows $ 60,079 Terminal Year Cash Flow $ 12,566 Present Value of Terminal Value $ 23,678 (10) Divided by: Capitalization Rate 13.5% Present Value of Total Cash Flows $ 83,757 Terminal Year Value $ 93,082 (6) Add: Present Value of Tax Amortization Benefit 570 Multiplied by: Present Value Factor 0.2544 Enterprise Value (Control) $ 84,327 Present Value of Terminal Value $ 23,678 (7) Add: Cash & Cash Equivalents 56,334 Implied Revenue Exit Multiple 0.7x (8) Less: American Transit Insurance Company—Reserve (2,349) Implied EBITDA Exit Multiple 4.2x (7) Less: Total Interest Bearing Debt—Fair Market Value of Total Equity (Control) $ 138,311 (9) Less: Minority Interest (@ 29.37%) $ (40,622) Fair Market Value of Common Equity—Control (Rounded) $ 97,700 Notes: (1) Per Management, revenue growth over the forecast period was expected to be nominal, with the long-term growth rate in the terminal year based on long-term real GDP growth from BVR Economic Outlook. Gross margin was based on the Company’s most recent historical levels and held flat over the forecast period. EBITDA was based on Management’s estimate using the free cash flow as a proxy for EBITDA, which closely approximates EBITDA. (2) Capex forecast of 2.0% of revenue is based on the Company’s expected capex needs and was based on reviewing both the Company’s historical capex levels and the GPCs. Depreciation reflects 5 SLD for existing assets and 100% bonus depreciation for new capex per the OBBBA. (3) Based on the effective federal and NY state tax rate. (4) DFCFWC was projected at 68.0% of revenue, based on the the Compnay’s most recent year end DFCFWC level. (5) See Exhibit 10. (6) See Exhibit 7. (7) Balance Sheet balance as of 6/30/2025. (8) The Company established a reserve against accounts receivables from American Transit Insurance (ATI) due to their ongoing financial difficulties. ATI reserve balance is as of 3/31/2025. (9) FONAR’s wholly-owned subsidiary, Health Management Corporation of America (“HMCA”), has the controlling interest in Health Diagnostics Management, LLC (“HDM”). Presently, FONAR (through HMCA) owns a 70.63% controlling interest in HDM, with the remaining 29.37% held by minority investors. (10) Calculated as WACC—LTGR, where WACC = 15.50% and LTGR = 2.00% based on projected consumer price inflation, economic indicators and industry growth.

Exhibit 7 FONAR Corporation (NasdaqCM: FONR) Fairness Opinion Prepared for FONAR Special Committee Tax Amortization Benefit (TAB) Valuation as of July 7, 2025 Year 1 Year 2 Year 3 Year 4 Year 5 Year 6 (1) Total Amortization Expense 578 578 578 578 578 102 (2) Tax Amortization Benefit (@ 27.0%) 156 156 156 156 156 28 Discount Period (Mid-Year Convention) 0.50 1.50 2.50 3.50 4.50 5.50 (3) Present Value Factor (@ 15.5%) 0.9305 0.8056 0.6975 0.6039 0.5229 0.4527 Present Value of Tax Amortization Benefit $ 145 $ 126 $ 109 $ 94 $ 82 $ 12 Present Value of Tax Amortization Benefit (Rounded) $ 570 Notes: (1) Estimated based on the Company’s FY 2025 amortization expenses. (2) Based on the effective federal and state tax rate. (3) See Exhibit 10.

Exhibit 8 FONAR Corporation (NasdaqCM: FONR) Fairness Opinion Prepared for FONAR Special Committee Working Capital Analysis Valuation as of July 7, 2025 (in $ Thousands) Historical—Fiscal Year End June 30, Forecasted 2020 2021 2022 2023 2024 2025 Year 1 Year 2 Year 3 Year 4 Year 5 Year 6 Year 7 Year 8 Year 9 Year 10 Terminal (1) Net Revenue $ 85,690 $ 89,930 $ 97,592 $ 98,645 $ 102,884 $ 104,351 $ 106,438 $ 108,567 $ 110,738 $ 112,953 $ 115,212 $ 117,517 $ 119,867 $ 122,264 $ 124,709 $ 127,204 $ 129,748 % Growth NA 4.9% 8.5% 1.1% 4.3% 1.4% 3.5% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% (2) Debt-Free, Cash-Free Working Capital (DFCFWC) 40,575 44,417 53,432 58,985 66,263 71,481 72,902 74,360 75,847 77,364 78,911 80,489 82,099 83,741 85,416 87,124 88,867 % of Net Revenue 47.4% 49.4% 54.8% 59.8% 64.4% 68.5% 68.5% 68.5% 68.5% 68.5% 68.5% 68.5% 68.5% 68.5% 68.5% 68.5% 68.5% (3) Change in DFCFWC NA $ (3,842) $ (9,015) $ (5,553) $ (7,277) $ (5,218) $ (1,421) $ (1,458) $ (1,487) $ (1,517) $ (1,547) $ (1,578) $ (1,610) $ (1,642) $ (1,675) $ (1,708) $ (1,742) Notes: (1) See Exhibit 4 and Exhibit 6. (2) See Exhibit 3. (3) Projected DFCFWC was based on the Company’s most recent year end indication.

Exhibit 9
FONAR Corporation (NasdaqCM: FONR)
Fairness Opinion Prepared for FONAR Special Committee
Depreciation and Capital Expenditures Analysis
Valuation as of July 7, 2025
(in $ Thousands)

	Historical - Fiscal Year End June 30, 2020	2021	2022	2023	2024	2025	Forecasted Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
(1) **Net Revenue**	**$ 85,690**	**$ 89,930**	**$ 97,592**	**$ 98,645**	**$ 102,884**	**$ 104,351**	**$ 106,438**	**$ 108,567**	**$ 110,738**	**$ 112,953**	**$ 115,212**	**$ 117,517**	**$ 119,867**	**$ 122,264**	**$ 124,709**	**$ 127,204**
(2) Capital Expenditures	7,523	3,533	4,545	4,218	790	3,560	2,129	2,171	2,215	2,259	2,304	2,350	2,397	2,445	2,494	2,544
% of Net Revenue	*8.8%*	*3.9%*	*4.7%*	*4.3%*	*0.8%*	*3.4%*	*2.0%*	*2.0%*	*2.0%*	*2.0%*	*2.0%*	*2.0%*	*2.0%*	*2.0%*	*2.0%*	*2.0%*
(3) Depreciation on Existing PP&E							1,853	3,706	3,706	3,706	3,706	1,853	-	-	-	-
(4) Depreciation on Capital Expenditures - Bonus							2,129	2,171	2,215	2,259	2,304	2,350	2,397	2,445	2,494	2,544
Total Depreciation	$ 3,145	$ 3,697	$ 4,114	$ 4,149	$ 4,227	$ 3,911	**$ 3,982**	**$ 5,878**	**$ 5,921**	**$ 5,965**	**$ 6,011**	**$ 4,204**	**$ 2,397**	**$ 2,445**	**$ 2,494**	**$ 2,544**
% of Net Revenue	*3.7%*	*4.1%*	*4.2%*	*4.2%*	*4.1%*	*3.7%*	*3.7%*	*5.4%*	*5.3%*	*5.3%*	*5.2%*	*3.6%*	*2.0%*	*2.0%*	*2.0%*	*2.0%*

Notes:
(1) See Exhibit 4 and Exhibit 6.
(2) See Exhibit 4 and Exhibit 6.
(3) Depreciation reflects 5 SLD for existing assets.
(4) 100% bonus depreciation for new capex per the OBBBA.

DRAFT

Exhibit 10
FONAR Corporation (NasdaqCM: FONR)
Fairness Opinion Prepared for FONAR Special Committee
WACC - Capital Asset Pricing Model
Valuation as of July 7, 2025
(in $ Millions)

	Guideline Public Company Name	Ticker	S&P Credit Rating	Book Value of Debt (1)	Book Value of Preferred Equity (1)	NCI	Market Value Equity (2)	Market Value Total Capital	Debt-to-Capital	Equity-to-Capital	Observed Levered Equity Beta (3)	Adjusted Levered Equity Beta (4)	Effective / Marginal Tax Rate (5)	Unlevered Equity Beta (6)	Relevered Equity Beta (7)
*	FONAR Corporation	FONR	NA	0	-	(12)	97	86	0.5%	99.5%	0.48	0.68	23.0%	0.67	0.76
	Ardent Health, Inc.	ARDT	B+	1,113	-	389	1,902	3,405	32.7%	67.3%	0.38	0.61	14.9%	0.43	0.49
	Astrana Health, Inc.	ASTH	NA	417	-	(228)	1,206	1,396	29.9%	70.1%	1.18	1.12	38.2%	0.88	1.00
	Bruker Corporation	BRKR	NA	2,133	-	34	6,254	8,421	25.3%	74.7%	1.05	1.04	28.5%	0.84	0.94
	Community Health Systems, Inc.	CYH	CCC+	11,332	-	594	445	12,371	91.6%	8.4%	1.82	1.53	48.7%	0.23	0.26
	HCA Healthcare, Inc.	HCA	BBB-	44,576	-	3,081	91,173	138,830	32.1%	67.9%	0.93	0.96	21.0%	0.70	0.79
	Hologic, Inc.	HOLX	BBB-	2,531	-	-	14,345	16,876	15.0%	85.0%	0.40	0.63	19.4%	0.55	0.62
	Nutex Health Inc.	NUTX	NA	309	-	78	698	1,085	28.5%	71.5%	2.11	1.71	0.6%	1.23	1.39
	RadNet, Inc.	RDNT	B+	1,010	-	238	4,146	5,395	18.7%	81.3%	1.26	1.17	21.8%	0.99	1.12
	Tenet Healthcare Corporation	THC	BB-	13,170	-	4,472	16,077	33,719	39.1%	60.9%	1.38	1.25	22.2%	0.83	0.94

	Debt-to-Capital	Equity-to-Capital	Observed Levered Equity Beta (3)	Adjusted Levered Equity Beta (4)	Effective / Marginal Tax Rate (5)	Unlevered Equity Beta (6)	Relevered Equity Beta (7)
Average	34.8%	65.2%	1.17	1.11	23.9%	0.74	0.84
Median	29.9%	70.1%	1.18	1.12	21.8%	0.83	0.94
Selected	**15.0%**	**85.0%**					**0.94**

*Excluded from the average and median calculations.

		Source:
Risk-Free Rate	4.93%	20-year U.S. Treasury as of the Valuation Date. Source: Federal Reserve Statistical Release
Equity Risk Premium	6.26%	Kroll' Long-Horizon Expected Equity Risk Premium (supply side) from 1926-2024
Relevered Equity Beta	0.94	Based on the selected GPCs' relevered equity beta.
Cost of Equity Capital	**10.81%**	Cost of Equity Capital = Risk-Free Rate + [Equity Beta x Equity Risk Premium]
Unsystematic Risk Factors:		
Size Premium	2.66%	Source: Kroll Cost of Capital Navigator - Micro Cap
Company-Specific Risk Premium	4.00%	Forecast risk given the Company's revenue concentration in personal injury-related imaging, potential elimination of Florida's PIP laws (regulatory risk), and credit risk exposure from American Transit.
Cost of Equity Capital	**17.47%**	
Corporate Pre-Tax Cost of Debt Capital	6.45%	Based on S&P BBB rated bond yields as of the Valuation Date.
Tax Rate	27.00%	Based on the effective federal and NY state tax rate
After-Tax Cost of Debt	**4.71%**	
Debt-to-Capital	15.00%	Based on reviewing the GPCs and FONAR's debt-to-capital ratio.
Equity-to-Capital	85.00%	Based on reviewing the GPCs and FONAR's debt-to-capital ratio.
Weighted Average Cost of Capital	15.56%	WACC = [(Debt-to-Capital x Cost of Debt x (1 - Tax Rate)] + [Equity-to-Capital x Cost of Equity Capital]
Weighted Average Cost of Capital (Rounde	**15.50%**	

DRAFT

Notes:
Source: Capital IQ.
(1) Book value of debt, less capitalized leases, used as an approximation of market value. For purposes of calculating capital structure, preferred equity, if any, was added to debt at book value.
(2) Represents stock price times common shares outstanding.
(3) 5-year monthly beta calculated from the S&P 500 Index for the GPCs with more than 5 years of trading history. Two-year weekly beta calculated from the S&P 500 Index for the GPCs with less than 5 years of trading history.
(4) Marshall Blume Adjustment = (Observed Beta * 0.635) + (0.371)
(5) Based on the GPC's 5-year median historical effective/marginal tax rate if available.
(6) Unlevered Equity Beta = Adjusted Levered Equity Beta / [1 + (1 - Effective or Marginal Tax Rate) x GPC's Debt-to-Equity]
(7) Levered Equity Beta = Unlevered Equity Beta x [1 + (1 - Tax Rate) x Selected Debt-to-Equity]

Exhibit 11
FONAR Corporation (NasdaqCM: FONR)
Fairness Opinion Prepared for FONAR Special Committee
Guideline Public Company - BS & IS Analysis
Valuation as of July 7, 2025

DRAFT

Company Ticker	ARDT	ASTH	BRKR	CYH	HCA	HOLX	NUTX	RDNT	THC	Average	Median	FONAR (1)
	LTM	LTM	LTM	LTM	LTM	LTM	LTM	LTM	LTM	LTM	LTM	FYE
Financial Periods Ended	6/30/25	3/31/25	6/30/25	6/30/25	6/30/25	6/28/25	3/31/25	3/31/25	6/30/25			6/30/25
Balance Sheet Comparison												
Cash & Short Term Investments	10.3%	19.6%	3.3%	3.1%	2.0%	19.0%	11.1%	21.5%	10.3%	11.1%	10.3%	26.0%
Receivables, Net	16.9%	24.7%	11.8%	16.7%	18.5%	7.5%	39.3%	7.0%	13.0%	17.3%	16.7%	38.2%
Inventory	2.5%	0.0%	18.8%	2.4%	3.0%	8.4%	0.4%	0.0%	1.2%	4.1%	2.4%	1.3%
Other Current Assets	6.3%	1.8%	1.7%	2.3%	3.7%	2.6%	1.9%	1.9%	2.6%	2.7%	2.3%	1.2%
Total Current Assets	35.9%	46.1%	35.6%	24.5%	27.2%	37.6%	52.7%	30.4%	27.1%	35.2%	35.6%	66.7%
Total Fixed Assets, Net	42.0%	3.6%	11.6%	38.6%	53.3%	6.5%	42.0%	41.2%	20.5%	28.8%	38.6%	8.5%
Goodwill and Intangible Assets	19.4%	39.7%	41.0%	27.2%	17.1%	50.3%	3.8%	23.9%	41.7%	29.4%	27.2%	3.3%
Total Other Assets	2.7%	10.7%	11.8%	9.6%	2.4%	5.7%	1.5%	4.5%	10.8%	6.6%	5.7%	21.4%
Total Assets	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Short-Term Debt	0.4%	1.0%	0.6%	0.2%	5.9%	0.7%	3.8%	0.7%	0.3%	1.5%	0.7%	0.1%
Accounts Payable	7.6%	1.1%	4.1%	7.0%	7.5%	2.4%	2.8%	11.0%	4.5%	5.3%	4.5%	0.6%
Deferred Revenue	0.0%	0.1%	7.9%	0.0%	0.0%	2.5%	0.0%	0.1%	0.0%	1.2%	0.0%	2.4%
Other Current Liabilities	9.0%	25.0%	10.0%	9.8%	9.4%	5.9%	16.6%	3.3%	10.4%	11.0%	9.8%	4.8%
Total Current Liabilities	16.9%	27.1%	22.7%	17.1%	22.8%	11.6%	23.2%	15.1%	15.2%	19.1%	17.1%	7.9%
Total Long-Term Debt	22.3%	30.4%	35.3%	81.4%	68.7%	28.9%	36.8%	29.5%	44.7%	42.0%	35.3%	0.1%
Total Other Long-Term Liabilities	28.9%	3.6%	10.8%	11.1%	9.3%	5.4%	4.0%	21.2%	10.4%	11.7%	10.4%	18.2%
Total Preferred Equity	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Total Stockholders' Equity	31.9%	38.9%	31.2%	-9.6%	-0.7%	54.1%	36.1%	34.1%	29.6%	27.3%	31.9%	73.8%
Total Liabilities & Equity	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Income Statement Comparison												
Total Revenue	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Cost of Goods Sold	42.7%	88.1%	50.1%	58.2%	59.1%	39.0%	48.0%	81.4%	59.6%	58.5%	58.2%	55.3%
Gross Profit	57.3%	11.9%	49.9%	41.8%	40.9%	61.0%	52.0%	18.6%	40.4%	41.5%	41.8%	44.7%
Total Operating Expenses	50.7%	8.3%	38.3%	35.0%	25.8%	37.3%	18.6%	14.2%	23.9%	28.0%	25.8%	33.6%
EBIT	6.6%	3.7%	11.6%	6.8%	15.1%	23.7%	33.4%	4.5%	16.5%	13.5%	11.6%	11.1%
Net Interest Expense	-1.0%	-0.9%	-1.3%	-6.9%	-2.9%	-0.7%	-3.5%	-4.9%	-4.0%	-2.9%	-2.9%	2.0%
Other Income (Expense)	0.7%	0.2%	-5.6%	-1.8%	-0.2%	-6.1%	-2.3%	0.9%	1.8%	-1.4%	-0.2%	0.0%
Income Tax Expense	-1.1%	-1.2%	-2.3%	-0.7%	-2.7%	-3.1%	-5.2%	-0.2%	-2.8%	-2.2%	-2.3%	-2.9%
Extra. Items / Disc. Ops. / Minority Interest	-1.5%	-0.2%	0.0%	-1.2%	-1.3%	0.0%	-11.7%	-1.9%	-4.4%	-2.5%	-1.3%	2.2%
Net Income	3.7%	1.6%	2.3%	-3.9%	8.1%	13.8%	10.8%	-1.7%	7.1%	4.6%	3.7%	8.1%
EBITDA	9.0%	5.0%	17.4%	9.9%	19.9%	31.1%	36.4%	12.0%	20.4%	17.9%	17.4%	15.4%
Capital Expenditures	3.1%	0.5%	3.5%	2.8%	6.6%	3.4%	0.3%	9.6%	4.2%	3.8%	3.4%	3.4%

Notes:
Source: Capital IQ.
(1) See Exhibit 3 and Exhibit 4.

Exhibit 12
FONAR Corporation (NasdaqCM: FONR)
Fairness Opinion Prepared for FONAR Special Committee
Guideline Public Company - Ratio Analysis
Valuation as of July 7, 2025

DRAFT

Company Ticker	ARDT	ASTH	BRKR	CYH	HCA	HOLX	NUTX	RDNT	THC	Average	Median	FONAR (1)
	LTM	LTM	LTM	LTM	LTM	LTM	LTM	LTM	LTM	LTM	LTM	FYE
Financial Periods Ended	6/30/25	3/31/25	6/30/25	6/30/25	6/30/25	6/28/25	3/31/25	3/31/25	6/30/25			6/30/25
Short-Term Liquidity Measures												
Current Ratio	2.1	1.7	1.6	1.4	1.2	3.2	2.3	2.0	1.8	1.9	1.8	8.5
Quick Ratio	1.6	1.6	0.7	1.2	0.9	2.3	2.2	1.9	1.5	1.5	1.6	8.1
Activity Ratios												
Accounts Receivable Turnover	7.3	6.8	4.9	5.4	6.5	6.2	2.1	8.0	5.4	5.8	6.2	1.3
Accounts Collection Period (Days)	50.2	53.3	74.3	67.1	56.5	58.4	175.0	45.9	67.7	72.1	58.4	290.1
Inventory Turnover	21.4	NA	1.5	22.5	23.6	2.2	96.2	NA	35.6	29.0	22.5	20.5
Inventory Holding Period (Days)	17.1	NA	236.1	16.2	15.5	166.6	3.8	NA	10.3	66.5	16.2	17.8
Fixed Asset Turnover Ratio	2.9	47.3	5.0	2.4	2.2	7.2	2.0	1.4	3.4	8.2	2.9	5.6
Total Asset Turnover Ratio	1.2	1.7	0.6	0.9	1.2	0.5	0.8	0.6	0.7	0.9	0.8	0.5
Working Capital ("WC") Measures												
Sales-to-Working Capital	6.5	8.9	4.5	12.2	27.2	1.8	2.8	3.7	5.9	8.2	5.9	0.8
Working Capital / Sales (%)	15.5%	11.2%	22.2%	8.2%	3.7%	55.1%	36.0%	27.3%	16.9%	21.8%	16.9%	122.4%
Debt-Free WC / Sales (%)	15.8%	11.8%	23.3%	8.4%	8.6%	56.6%	40.6%	28.6%	17.3%	23.4%	17.3%	122.6%
Debt-Free, Cash-Free WC / Sales (%)	7.5%	0.3%	18.0%	5.0%	7.1%	21.1%	27.1%	-9.7%	2.7%	8.8%	7.1%	68.5%
Leverage Ratios												
Total Debt-to-Total Capital	41.6%	44.6%	53.5%	113.3%	101.0%	35.4%	52.9%	47.1%	60.3%	61.1%	52.9%	0.2%
Equity-to-Total Capital	40.7%	53.4%	46.5%	-12.5%	-1.0%	64.6%	44.6%	39.4%	39.7%	35.0%	40.7%	99.8%
Total Liabilities-to-Total Assets	68.1%	61.1%	68.8%	109.6%	100.7%	45.9%	63.9%	65.9%	70.4%	72.7%	68.1%	26.2%
Equity-to-Total Assets	31.9%	38.9%	31.2%	-9.6%	-0.7%	54.1%	36.1%	34.1%	29.6%	27.3%	31.9%	73.8%
Fixed Assets-to-Equity	1.3	0.1	0.4	-4.0	-72.8	0.1	1.2	1.2	0.7	-8.0	0.4	0.1
EBITDA / Interest Expense	9.0	3.4	10.7	1.4	6.8	10.1	10.5	2.4	5.2	6.6	6.8	628.2
Return Measurements												
Return on Equity (ROE)	14.4%	6.8%	4.3%	36.7%	-1319.4%	12.1%	24.4%	-2.8%	16.8%	-134.1%	12.1%	5.3%
Return on Investment (ROI)	7.4%	7.0%	3.4%	3.6%	17.1%	9.5%	14.4%	2.1%	10.4%	8.3%	7.4%	5.3%
Return on Total Assets (ROA)	5.8%	5.1%	2.3%	2.8%	13.2%	8.0%	11.7%	1.8%	7.8%	6.5%	5.8%	3.9%
Asset Utilization Ratios												
Sales-to-Cash	12.2	8.7	18.7	29.4	67.5	2.8	7.4	2.6	6.8	17.3	8.7	1.8
Sales-to-Accounts Receivable	7.3	6.8	4.9	5.4	6.5	6.2	2.1	8.0	5.4	5.8	6.2	1.3
Sales-to-Inventory	50.1	NA	3.1	38.6	39.9	5.6	200.2	NA	59.7	56.7	39.9	37.1
Growth Over Prior Year												
Total Revenue (%)	8.9%	54.8%	14.8%	1.0%	7.3%	1.7%	141.3%	12.8%	-1.8%	26.8%	8.9%	1.4%
EBITDA (%)	40.9%	1.2%	5.4%	-6.5%	10.5%	5.2%	913.3%	-2.8%	9.5%	108.5%	5.4%	-23.9%
EBIT (%)	62.3%	-10.6%	-10.0%	-8.1%	11.2%	8.7%	4652.6%	-17.8%	13.8%	522.5%	8.7%	-29.9%
CAGR (3-Year)												
Total Revenue (%)	NA	37.7%	11.9%	0.5%	6.2%	-9.3%	23.0%	11.6%	1.8%	10.4%	8.9%	2.3%
EBITDA (%)	NA	-3.0%	4.6%	-9.1%	4.6%	-20.3%	10.7%	6.0%	6.5%	0.0%	4.6%	-15.4%
EBIT (%)	NA	-7.8%	-2.8%	-11.7%	4.3%	-22.3%	8.6%	-1.5%	8.7%	-3.1%	-2.2%	-19.2%

Notes:
Source: Capital IQ.
(1) See Exhibit 4 and Exhibit 5.

Exhibit 13 FONAR Corporation (NasdaqCM: FONR) Fairness Opinion Prepared for FONAR Special Committee Guideline Public Company—Trend Analysis Valuation as of July 7, 2025 (in $ Millions, except per share data) Page 1 of 5 Historical Revenue Growth Forecasted Revenue Growth (1) Guideline Public Company Name CY-3 CY-2 CY-1 CY CY+1 CY+2 CY+3 CY+4 CY+5 Ardent Health, Inc. 17.0% 5.3% 5.5% 10.3% 6.1% 5.5% 5.3% 7.1% NM Astrana Health, Inc. 12.6% 47.8% 21.2% 46.7% 56.0% 27.1% 9.6% 5.5% 7.8% Bruker Corporation 21.7% 4.7% 17.1% 13.6% 4.5% 4.2% 5.7% 7.3% 1.4% Community Health Systems, Inc. 4.9% -1.3% 2.3% 1.2% -2.1% 3.3% 4.0% NM NM HCA Healthcare, Inc. 14.0% 2.5% 7.9% 8.7% 5.8% 5.0% 5.2% 7.1% 5.2% Hologic, Inc. 21.1% -18.7% -11.1% 1.8% 1.9% 5.2% 5.6% 6.3% NM Nutex Health Inc. 21.0% -33.9% 12.9% 93.8% 54.9% 4.3% NM NM NM RadNet, Inc. 20.6% 8.0% 13.0% 13.2% 7.2% 8.0% NM NM NM Tenet Healthcare Corporation 10.5% -1.6% 7.2% 0.6% 1.2% 4.9% 5.3% 0.6% 3.8% Min 4.9% -33.9% -11.1% 0.6% -2.1% 3.3% 4.0% 0.6% 1.4% 25th Percentile 12.6% -1.6% 5.5% 1.8% 1.9% 4.3% 5.3% 5.7% 3.2% Median 17.0% 2.5% 7.9% 10.3% 5.8% 5.0% 5.3% 6.7% 4.5% Average 15.9% 1.4% 8.4% 21.1% 15.1% 7.5% 5.8% 5.6% 4.6% 75th Percentile 21.0% 5.3% 13.0% 13.6% 7.2% 5.5% 5.6% 7.1% 5.8% Max 21.7% 47.8% 21.2% 93.8% 56.0% 27.1% 9.6% 7.3% 7.8% (2) FONAR 8.5% 1.1% 4.3% 1.4% 2.0% 2.0% 2.0% 2.0% 2.0% Notes: Revenue Growth Trend 25.0% (1) Source: Capital IQ. (2) See Exhibit 4 and Exhibit 6. 20.0% 15.0% 10.0% 5.0% 0.0% CY-3 CY-2 CY-1 CY CY+1 CY+2 CY+3 CY+4 CY+5 -5.0% 25th Percentile Median 75th Percentile FONAR

Exhibit 13 FONAR Corporation (NasdaqCM: FONR) Fairness Opinion Prepared for FONAR Special Com Guideline Public Company—Trend Analysis Valuation as of July 7, 2025 (in $ Millions, except per share data) Page 2 of 5 Historical EBITDA Growth Forecasted EBITDA Growth (1) Guideline Public Company Name CY-3 CY-2 CY-1 CY CY+1 CY+2 CY+3 CY+4 CY+5 Ardent Health, Inc. 56.0% -23.2% 5.4% 54.8% 8.0% 7.4% 7.4% NM NM Astrana Health, Inc. 17.0% 5.3% -16.0% 14.6% 85.3% 34.7% 17.0% 10.6% 12.9% Bruker Corporation 48.7% 6.6% 10.2% -1.6% 6.0% 8.8% 11.9% 8.1% NM Community Health Systems, Inc. 69.6% -31.7% 10.9% -3.6% 21.2% 3.6% 1.7% NM NM HCA Healthcare, Inc. 25.5% -4.1% 5.7% 9.1% 7.0% 4.6% 5.6% 6.4% 5.2% Hologic, Inc. 16.9% -36.5% -28.2% 5.9% 5.2% 6.2% 5.4% 5.1% NM Nutex Health Inc. 14.3% -95.2% 90.6% 861.2% 52.6% 9.7% NM NM NM RadNet, Inc. 52.0% -17.5% 36.0% 11.1% 14.3% 17.2% NM NM NM Tenet Healthcare Corporation 40.8% -2.7% 10.2% 10.1% 3.0% 5.0% 6.1% 2.4% 5.0% Min 14.3% -95.2% -28.2% -3.6% 3.0% 3.6% 1.7% 2.4% 5.0% 25th Percentile 17.0% -31.7% 5.4% 5.9% 6.0% 5.0% 5.5% 5.1% 5.1% Median 40.8% -17.5% 10.2% 10.1% 8.0% 7.4% 6.1% 6.4% 5.2% Average 37.9% -22.1% 13.9% 106.8% 22.5% 10.8% 7.9% 6.5% 7.7% 75th Percentile 52.0% -2.7% 10.9% 14.6% 21.2% 9.7% 9.6% 8.1% 9.1% Max 69.6% 6.6% 90.6% 861.2% 85.3% 34.7% 17.0% 10.6% 12.9% (2) FONAR 25.3% -27.2% 9.3% -23.9% 0.6% 9.2% 8.8% 0.1% 0.1% EBITDA Growth Trend Notes: (1) Source: Capital IQ. 60.0% (2) See Exhibit 4 and Exhibit 6. 50.0% 40.0% 30.0% 20.0% 10.0% 0.0% CY-3 CY-2 CY-1 CY CY+1 CY+2 CY+3 CY+4 CY+5 -10.0% -20.0% -30.0% -40.0% 25th Percentile Median 75th Percentile FONAR

Exhibit 13 FONAR Corporation (NasdaqCM: FONR) Fairness Opinion Prepared for FONAR Special Com Guideline Public Company—Trend Analysis Valuation as of July 7, 2025 (in $ Millions, except per share data) Page 3 of 5 Historical EBITDA Margin Forecasted EBITDA Margin (1) Guideline Public Company Name CY-3 CY-2 CY-1 CY CY+1 CY+2 CY+3 CY+4 CY+5 Ardent Health, Inc. 9.0% 6.6% 6.6% 9.3% 9.4% 9.6% 9.8% NA NA Astrana Health, Inc. 14.9% 10.6% 7.4% 5.8% 6.8% 7.3% 7.7% 8.1% 8.5% Bruker Corporation 21.3% 21.7% 20.4% 17.6% 17.9% 18.7% 19.8% 19.9% NA Community Health Systems, Inc. 13.8% 9.6% 10.4% 9.9% 12.2% 12.3% 12.0% NA NA HCA Healthcare, Inc. 21.3% 20.0% 19.6% 19.6% 19.8% 19.8% 19.8% 19.7% 19.7% Hologic, Inc. 48.3% 37.7% 30.4% 31.7% 32.7% 33.0% 33.0% 32.6% NA Nutex Health Inc. 54.0% 3.9% 6.6% 32.6% 32.2% 33.8% NA NA NA RadNet, Inc. 15.2% 11.6% 13.9% 13.7% 14.6% 15.8% NA NA NA Tenet Healthcare Corporation 17.5% 17.3% 17.8% 19.5% 19.9% 19.9% 20.0% 20.4% 20.6% Min 9.0% 3.9% 6.6% 5.8% 6.8% 7.3% 7.7% 8.1% 8.5% 25th Percentile 14.9% 9.6% 7.4% 9.9% 12.2% 12.3% 10.9% 19.7% 14.1% Median 17.5% 11.6% 13.9% 17.6% 17.9% 18.7% 19.8% 19.9% 19.7% Average 23.9% 15.4% 14.8% 17.7% 18.4% 18.9% 17.4% 20.1% 16.3% 75th Percentile 21.3% 20.0% 19.6% 19.6% 19.9% 19.9% 19.9% 20.4% 20.2% Max 54.0% 37.7% 30.4% 32.6% 32.7% 33.8% 33.0% 32.6% 20.6% (2) FONAR 27.2% 19.6% 20.5% 15.4% 15.2% 16.3% 17.4% 17.0% 16.7% EBITDA Margin Trend Notes: (1) Source: Capital IQ. 30.0% (2) See Exhibit 4 and Exhibit 6. 25.0% 20.0% 15.0% 10.0% 5.0% 0.0% CY-3 CY- 2 CY-1 CY CY+1 CY+2 CY+3 CY+4 CY+5 25th Percentile Median 75th Percentile FONAR

Exhibit 13 FONAR Corporation (NasdaqCM: FONR) Fairness Opinion Prepared for FONAR Special Com Guideline Public Company—Trend Analysis Valuation as of July 7, 2025 (in $ Millions, except per share data) Page 4 of 5 Historical Gross Margin Forecasted Gross Margin (1) Guideline Public Company Name CY-3 CY-2 CY-1 CY CY+1 CY+2 CY+3 CY+4 CY+5 Ardent Health, Inc. 52.9% 53.0% 55.9% 57.5% NA NA NA NA NA Astrana Health, Inc. 23.0% 17.4% 15.5% 13.3% 11.6% 11.8% NA NA NA Bruker Corporation 50.2% 51.6% 51.2% 50.0% 51.4% 51.7% 52.2% 52.8% 53.3% Community Health Systems, Inc. 41.1% 40.2% 40.7% 41.7% NA NA NA NA NA HCA Healthcare, Inc. 38.3% 38.5% 39.4% 40.6% 39.5% 39.0% 39.1% 39.0% 39.0% Hologic, Inc. 70.8% 65.4% 60.4% 60.9% NA NA NA NA NA Nutex Health Inc. 56.4% 13.0% 21.1% 44.8% 50.7% 51.5% NA NA NA RadNet, Inc. 15.2% 11.6% 21.2% 20.3% 25.3% 25.6% NA NA NA Tenet Healthcare Corporation 37.3% 36.8% 38.0% 39.7% 51.5% 51.3% 51.5% 41.4% 41.6% Min 15.2% 11.6% 15.5% 13.3% 11.6% 11.8% 39.1% 39.0% 39.0% 25th Percentile 37.3% 17.4% 21.2% 39.7% 28.8% 28.9% 45.3% 40.2% 40.3% Median 41.1% 38.5% 39.4% 41.7% 45.1% 45.1% 51.5% 41.4% 41.6% Average 42.8% 36.4% 38.2% 41.0% 38.3% 38.5% 47.6% 44.4% 44.6% 75th Percentile 52.9% 51.6% 51.2% 50.0% 51.2% 51.5% 51.9% 47.1% 47.5% Max 70.8% 65.4% 60.4% 60.9% 51.5% 51.7% 52.2% 52.8% 53.3% (2) FONAR 48.2% 46.4% 43.9% 44.7% 45.0% 45.0% 45.0% 45.0% 45.0% Gross Margin Trend Notes: (1) Source: Capital IQ. 60.0% (2) See Exhibit 4 and Exhibit 6. 50.0% 40.0% 30.0% 20.0% 10.0% 0.0% CY-3 CY- 2 CY-1 CY CY+1 CY+2 CY+3 CY+4 CY+5 25th Percentile Median 75th Percentile FONAR

Exhibit 13 FONAR Corporation (NasdaqCM: FONR) Fairness Opinion Prepared for FONAR Special Com Guideline Public Company—Trend Analysis Valuation as of July 7, 2025 (in $ Millions, except per share data) Page 5 of 5 Historical Capital Expenditure % of Revenue Forecasted Capital Expenditure % of Revenue (1) Guideline Public Company Name CY-3 CY-2 CY-1 CY CY+1 CY+2 CY+3 CY+4 CY+5 Ardent Health, Inc. 2.9% 2.9% 2.5% 3.1% 3.6% 3.8% 4.0% 0.0% NA Astrana Health, Inc. 2.5% 2.0% 2.1% 0.4% 0.4% 0.3% 0.4% 0.4% 0.3% Bruker Corporation 3.8% 5.1% 3.6% 3.4% 2.8% 2.8% 2.9% 2.6% 0.0% Community Health Systems, Inc. 3.8% 3.4% 3.7% 2.8% 3.0% 3.0% 3.1% NA NA HCA Healthcare, Inc. 6.1% 7.3% 7.3% 6.9% 6.8% 6.7% 6.6% 6.3% 6.3% Hologic, Inc. 3.1% 2.7% 4.0% 3.1% 1.6% 2.0% 2.0% 0.0% NA Nutex Health Inc. 11.1% 6.7% 3.8% 0.5% 0.0% 0.0% NA NA NA RadNet, Inc. 10.4% 8.4% 10.9% 10.3% 8.3% 7.4% NA NA NA Tenet Healthcare Corporation 3.4% 4.0% 3.7% 4.5% 3.7% 3.6% 3.6% 3.5% 3.5% Min 2.5% 2.0% 2.1% 0.4% 0.0% 0.0% 0.4% 0.0% 0.0% 25th Percentile 3.1% 2.9% 3.6% 2.8% 1.6% 2.0% 2.5% 0.1% 0.3% Median 3.8% 4.0% 3.7% 3.1% 3.0% 3.0% 3.1% 1.5% 1.9% Average 5.2% 4.7% 4.6% 3.9% 3.3% 3.3% 3.2% 2.1% 2.5% 75th Percentile 6.1% 6.7% 4.0% 4.5% 3.7% 3.8% 3.8% 3.3% 4.2% Max 11.1% 8.4% 10.9% 10.3% 8.3% 7.4% 6.6% 6.3% 6.3% (2) FONAR 4.7% 4.3% 0.8% 3.4% 2.0% 2.0% 2.0% 2.0% 2.0% Capital Expenditure Margin Trend Notes: (1) Source: Capital IQ. 8.0% (2) See Exhibit 4 and Exhibit 6. 7.0% 6.0% 5.0% 4.0% 3.0% 2.0% 1.0% 0.0% CY-3 CY-2 CY-1 CY CY+1 CY+2 CY+3 CY+4 CY+5 -1.0% 25th Percentile Median 75th Percentile FONAR

Exhibit 14
FONAR
Fairness Opinion Prepared for FONAR Special Committee
Guideline Public Company - Benchmarking
Valuation as of July 7, 2025

(in $ Millions)

Size

Total Assets		
Rank	Company	Indication
1	HCA Healthcare, Inc.	59,798.0
2	Tenet Healthcare Corporation	29,237.0
3	Community Health Systems, Inc.	13,890.0
4	Hologic, Inc.	8,545.1
5	Bruker Corporation	5,933.1
6	Ardent Health, Inc.	4,911.3
7	RadNet, Inc.	3,336.3
8	Astrana Health, Inc.	1,331.3
9	Nutex Health Inc.	761.9
10	FONAR	217.0
	Median (excluding FONAR)	5,933.1
	FONAR compared to GPCs:	Smaller

LTM Revenue		
Rank	Company	Indication
1	HCA Healthcare, Inc.	71,585.0
2	Tenet Healthcare Corporation	20,520.0
3	Community Health Systems, Inc.	12,653.0
4	Ardent Health, Inc.	6,024.3
5	Hologic, Inc.	4,026.5
6	Bruker Corporation	3,446.1
7	Astrana Health, Inc.	2,250.6
8	RadNet, Inc.	1,869.4
9	Nutex Health Inc.	624.3
10	FONAR	104.4
	Median (excluding FONAR)	4,026.5
	FONAR compared to GPCs:	Smaller

Total Equity (Book)		
Rank	Company	Indication
1	Tenet Healthcare Corporation	8,653.0
2	Hologic, Inc.	4,618.7
3	Bruker Corporation	1,851.2
4	Ardent Health, Inc.	1,564.5
5	RadNet, Inc.	1,136.5
6	Astrana Health, Inc.	517.7
7	Nutex Health Inc.	274.9
8	FONAR	160.2
9	HCA Healthcare, Inc.	(438.0)
10	Community Health Systems, Inc.	(1,329.0)
	Median (excluding FONAR)	1,136.5
	FONAR compared to GPCs:	Slightly Smaller

Revenue Growth

1-Year Historical Revenue Growth		
Rank	Company	Indication
1	Nutex Health Inc.	93.8%
2	Astrana Health, Inc.	46.7%
3	Bruker Corporation	13.6%
4	RadNet, Inc.	13.2%
5	Ardent Health, Inc.	10.3%
6	HCA Healthcare, Inc.	8.7%
7	Hologic, Inc.	1.8%
8	FONAR	1.4%
9	Community Health Systems, Inc.	1.2%
10	Tenet Healthcare Corporation	0.6%
	Median (excluding FONAR)	10.3%
	FONAR compared to GPCs:	Slightly Weaker

1-Year Projected Revenue Growth		
Rank	Company	Indication
1	Astrana Health, Inc.	56.0%
2	Nutex Health Inc.	54.9%
3	RadNet, Inc.	7.2%
4	Ardent Health, Inc.	6.1%
5	HCA Healthcare, Inc.	5.8%
6	Bruker Corporation	4.5%
7	FONAR	2.0%
8	Hologic, Inc.	1.9%
9	Tenet Healthcare Corporation	1.2%
10	Community Health Systems, Inc.	-2.1%
	Median (excluding FONAR)	5.8%
	FONAR compared to GPCs:	Similar

2-Year Projected Revenue Growth (CAGR)		
Rank	Company	Indication
1	Astrana Health, Inc.	40.8%
2	Nutex Health Inc.	27.1%
3	RadNet, Inc.	7.6%
4	Ardent Health, Inc.	5.8%
5	HCA Healthcare, Inc.	5.4%
6	Bruker Corporation	4.3%
7	Hologic, Inc.	3.5%
8	Tenet Healthcare Corporation	3.1%
9	FONAR	2.0%
10	Community Health Systems, Inc.	0.6%
	Median (excluding FONAR)	5.4%
	FONAR compared to GPCs:	Slightly Weaker

DRAFT

EBITDA Growth

1-Year Historical EBITDA Growth		
Rank	Company	Indication
1	Nutex Health Inc.	861.2%
2	Ardent Health, Inc.	54.8%
3	Astrana Health, Inc.	14.6%
4	RadNet, Inc.	11.1%
5	Tenet Healthcare Corporation	10.1%
6	HCA Healthcare, Inc.	9.1%
7	Hologic, Inc.	5.9%
8	Bruker Corporation	-1.6%
9	Community Health Systems, Inc.	-3.6%
10	FONAR	-23.9%
	Median (excluding FONAR)	10.1%
	FONAR compared to GPCs:	Weaker

1-Year Projected EBITDA Growth		
Rank	Company	Indication
1	Astrana Health, Inc.	85.3%
2	Nutex Health Inc.	52.6%
3	Community Health Systems, Inc.	21.2%
4	RadNet, Inc.	14.3%
5	Ardent Health, Inc.	8.0%
6	HCA Healthcare, Inc.	7.0%
7	Bruker Corporation	6.0%
8	Hologic, Inc.	5.2%
9	Tenet Healthcare Corporation	3.0%
10	FONAR	0.6%
	Median (excluding FONAR)	8.0%
	FONAR compared to GPCs:	Weaker

2-Year Projected EBITDA Growth (CAGR)		
Rank	Company	Indication
1	Astrana Health, Inc.	58.0%
2	Nutex Health Inc.	29.4%
3	RadNet, Inc.	15.8%
4	Community Health Systems, Inc.	12.1%
5	Ardent Health, Inc.	7.7%
6	Bruker Corporation	7.4%
7	HCA Healthcare, Inc.	5.8%
8	Hologic, Inc.	5.7%
9	FONAR	4.8%
10	Tenet Healthcare Corporation	4.0%
	Median (excluding FONAR)	7.7%
	FONAR compared to GPCs:	Slightly Weaker

Exhibit 14
FONAR
Fairness Opinion Prepared for FONAR Special Committee
Guideline Public Company - Benchmarking
Valuation as of July 7, 2025

(in $ Millions)

DRAFT

Profitability

LTM EBITDA Margin		
Rank	Company	Indication
1	Nutex Health Inc.	36.4%
2	Hologic, Inc.	31.1%
3	Tenet Healthcare Corporation	20.4%
4	HCA Healthcare, Inc.	19.9%
5	Bruker Corporation	17.4%
6	FONAR	15.4%
7	RadNet, Inc.	12.0%
8	Community Health Systems, Inc.	9.9%
9	Ardent Health, Inc.	9.0%
10	Astrana Health, Inc.	5.0%

Median (excluding FONAR)	**17.4%**
FONAR compared to GPCs:	**Similar**

CY+1 EBITDA Margin		
Rank	Company	Indication
1	Hologic, Inc.	32.7%
2	Nutex Health Inc.	32.2%
3	Tenet Healthcare Corporation	19.9%
4	HCA Healthcare, Inc.	19.8%
5	Bruker Corporation	17.9%
6	FONAR	15.2%
7	RadNet, Inc.	14.6%
8	Community Health Systems, Inc.	12.2%
9	Ardent Health, Inc.	9.4%
10	Astrana Health, Inc.	6.8%

Median (excluding FONAR)	**17.9%**
FONAR compared to GPCs:	**Similar**

CY+2 EBITDA Margin		
Rank	Company	Indication
1	Nutex Health Inc.	33.8%
2	Hologic, Inc.	33.0%
3	Tenet Healthcare Corporation	19.9%
4	HCA Healthcare, Inc.	19.8%
5	Bruker Corporation	18.7%
6	FONAR	16.3%
7	RadNet, Inc.	15.8%
8	Community Health Systems, Inc.	12.3%
9	Ardent Health, Inc.	9.6%
10	Astrana Health, Inc.	7.3%

Median (excluding FONAR)	**18.7%**
FONAR compared to GPCs:	**Similar**

Liquidity & Leverage

Liquidity: Current Ratio		
Rank	Company	Indication
1	FONAR	8.5
2	Hologic, Inc.	3.2
3	Nutex Health Inc.	2.3
4	Ardent Health, Inc.	2.1
5	RadNet, Inc.	2.0
6	Tenet Healthcare Corporation	1.8
7	Astrana Health, Inc.	1.7
8	Bruker Corporation	1.6
9	Community Health Systems, Inc.	1.4
10	HCA Healthcare, Inc.	1.2

Median (excluding FONAR)	**1.8**
FONAR compared to GPCs:	**Stronger**

Leverage: Total Debt-to-Total Capital (Book)		
Rank	Company	Indication
1	FONAR	0.2%
2	Hologic, Inc.	35.4%
3	Ardent Health, Inc.	41.6%
4	Astrana Health, Inc.	44.6%
5	RadNet, Inc.	47.1%
6	Nutex Health Inc.	52.9%
7	Bruker Corporation	53.5%
8	Tenet Healthcare Corporation	60.3%
9	HCA Healthcare, Inc.	101.0%
10	Community Health Systems, Inc.	113.3%

Median (excluding FONAR)	**52.9%**
FONAR compared to GPCs:	**Stronger**

Leverage: LTM Interest Coverage (EBITDA / Interest Expense)		
Rank	Company	Indication
1	FONAR	628.2
2	Bruker Corporation	10.7
3	Nutex Health Inc.	10.5
4	Hologic, Inc.	10.1
5	Ardent Health, Inc.	9.0
6	HCA Healthcare, Inc.	6.8
7	Tenet Healthcare Corporation	5.2
8	Astrana Health, Inc.	3.4
9	RadNet, Inc.	2.4
10	Community Health Systems, Inc.	1.4

Median (excluding FONAR)	**6.8**
FONAR compared to GPCs:	**Stronger**

Notes:
Companies with not meaningful or not available indications were excluded from the rankings.
Source: Capital IQ.
Screening Criteria:
1) Company Type: Public
2) Sector/Industry (Primary): "Health Care Facilities" + "Health Care Equipment"
3) Business Description (Keyword): "imaging"
See Exhibit 3 to Exhibit 6 for FONAR indications.

Exhibit 15
FONAR Corporation (NasdaqCM: FONR)
Fairness Opinion Prepared for FONAR Special Committee
Guideline Public Company - Market and Financial Data
Valuation as of July 7, 2025

(in $ Millions, except per share data)

Guideline Public Company Name	Ticker	52-Week High	52-Week Low	Average Daily Volume	Stock Price (as of 7/07/25)	Shares Outstanding	Market Capitalization	Add: Total Debt	Add: Preferred Stock	Add: Minority Interest	Total Invested Capital	Less: Cash	Enterprise Value
FONAR Corporation	FONR	18.68	12.00	0.02	15.46	6.3	97.3	0.5	0.0	(11.6)	86.2	54.4	31.8
Ardent Health, Inc.	ARDT	20.72	11.31	0.38	13.30	143.0	1,902.5	1,112.9	0.0	389.3	3,404.7	503.6	**2,901.1**
Astrana Health, Inc.	ASTH	63.20	23.12	0.30	24.15	49.0	1,205.8	417.4	0.0	(227.7)	1,395.6	260.9	**1,134.6**
Bruker Corporation	BRKR	72.94	34.10	1.72	41.27	151.5	6,253.7	2,132.9	0.0	34.0	8,420.6	193.7	**8,226.9**
Community Health Systems, Inc.	CYH	6.29	2.24	2.41	3.33	133.7	445.4	11,332.0	0.0	594.0	12,371.4	431.0	**11,940.4**
HCA Healthcare, Inc.	HCA	417.14	289.98	1.46	378.98	243.0	91,172.7	44,576.0	0.0	3,081.0	138,829.7	1,167.0	**137,662.7**
Hologic, Inc.	HOLX	84.67	51.90	2.38	64.37	222.8	14,344.5	2,531.0	0.0	0.0	16,875.5	1,625.7	**15,249.8**
Nutex Health Inc.	NUTX	184.28	4.16	0.09	125.73	5.5	698.4	308.9	0.0	77.8	1,085.1	84.7	**1,000.4**
RadNet, Inc.	RDNT	93.65	45.00	0.68	55.26	75.0	4,146.2	1,010.1	0.0	238.4	5,394.7	717.3	**4,677.3**
Tenet Healthcare Corporation	THC	178.76	109.82	1.43	173.09	92.9	16,077.5	13,170.0	0.0	4,472.0	33,719.5	2,999.0	**30,720.5**

Guideline Public Company Name	Ticker	LFY Date	LTM Date	Revenue LFY	Revenue LTM	Revenue CY+1	Revenue CY+2	Revenue CY+3	EBITDA LFY	EBITDA LTM	EBITDA CY+1	EBITDA CY+2	EBITDA CY+3
FONAR Corporation	FONR	6/30/2024	3/31/2025	102.9	103.0	NA	NA	NA	21.1	16.3	NA	NA	NA
Ardent Health, Inc.	ARDT	12/31/2024	6/30/2025	5,966.07	6,024.26	6,329.7	6,680.44	7,033.1	552.1	544.2	596.1	640.4	687.7
Astrana Health, Inc.	ASTH	12/31/2024	3/31/2025	2,034.5	2,250.6	3,173.7	4,034.4	4,423.2	117.3	112.3	217.3	292.8	342.6
Bruker Corporation	BRKR	12/31/2024	6/30/2025	3,366.40	3,446.10	3,516.3	3,665.47	3,873.7	594.1	598.6	629.6	685.3	766.8
Community Health Systems, Inc.	CYH	12/31/2024	6/30/2025	12,634.0	12,653.0	12,374.8	12,785.8	13,296.7	1,249.0	1,251.0	1,514.3	1,569.3	1,595.5
HCA Healthcare, Inc.	HCA	12/31/2024	6/30/2025	70,603.00	71,585.00	74,732.1	78,496.59	82,606.5	13,859.0	14,219.0	14,833.5	15,512.4	16,377.9
Hologic, Inc.	HOLX	9/28/2024	6/28/2025	4,030.3	4,026.5	4,115.1	4,328.9	4,571.4	1,272.0	1,252.3	1,346.0	1,429.2	1,506.3
Nutex Health Inc.	NUTX	12/31/2024	3/31/2025	479.95	624.28	743.3	775.15	NA	156.7	227.3	239.1	262.4	NA
RadNet, Inc.	RDNT	12/31/2024	3/31/2025	1,829.7	1,869.4	1,960.6	2,118.2	NA	250.4	224.2	286.3	335.5	NA
Tenet Healthcare Corporation	THC	12/31/2024	6/30/2025	20,665.00	20,520.00	20,916.4	21,947.12	23,115.0	4,036.0	4,195.0	4,156.7	4,362.9	4,627.4

DRAFT

Notes:
Source: Capital IQ.

Exhibit 16
FONAR Corporation (NasdaqCM: FONR)
Fairness Opinion Prepared for FONAR Special Committee
Guideline Public Company - Multiple Analysis
Valuation as of July 7, 2025

(in $ Millions, except per share data)

			Unadjusted Revenue Multiples		Selected Size	Size-Adjusted Revenue Multiples	
	Guideline Public Company Name	Ticker	LTM	CY+1	Discount/Premium	LTM	CY+1
*	FONAR Corporation	FONR	0.3x	NA	0.0%	0.3x	NA
	Ardent Health, Inc.	ARDT	0.5x	0.5x	-10.0%	0.4x	0.4x
	Astrana Health, Inc.	ASTH	0.5x	0.4x	-10.0%	0.5x	0.3x
	Bruker Corporation	BRKR	2.4x	2.3x	-18.0%	2.0x	1.9x
	Community Health Systems, Inc.	CYH	0.9x	1.0x	-1.0%	0.9x	1.0x
	HCA Healthcare, Inc.	HCA	1.9x	1.8x	-29.0%	1.4x	1.3x
	Hologic, Inc.	HOLX	3.8x	3.7x	-25.0%	2.8x	2.8x
	Nutex Health Inc.	NUTX	1.6x	1.3x	-7.0%	1.5x	1.3x
	RadNet, Inc.	RDNT	2.5x	2.4x	-16.0%	2.1x	2.0x
	Tenet Healthcare Corporation	THC	1.5x	1.5x	-16.0%	1.3x	1.2x
	25th Percentile		0.9x	1.0x	-18.0%	**0.9x**	**1.0x**
	Median		1.6x	1.5x	-16.0%	**1.4x**	**1.3x**
	Average		1.7x	1.7x	-14.7%	**1.4x**	**1.4x**

DRAFT

			Unadjusted EBITDA Multiples		Selected Size	Size-Adjusted EBITDA Multiples	
	Guideline Public Company Name	Ticker	LTM	CY+1	Discount/Premium	LTM	CY+1
*	FONAR Corporation	FONR	1.9x	NA	0.0%	1.9x	NA
	Ardent Health, Inc.	ARDT	5.3x	4.9x	-10.0%	4.8x	4.4x
	Astrana Health, Inc.	ASTH	10.1x	5.2x	-10.0%	9.1x	4.7x
	Bruker Corporation	BRKR	13.7x	13.1x	-18.0%	11.3x	10.7x
	Community Health Systems, Inc.	CYH	9.5x	7.9x	-1.0%	9.4x	7.8x
	HCA Healthcare, Inc.	HCA	9.7x	9.3x	-29.0%	6.9x	6.6x
	Hologic, Inc.	HOLX	12.2x	11.3x	-25.0%	9.1x	8.5x
	Nutex Health Inc.	NUTX	4.4x	4.2x	-7.0%	4.1x	3.9x
	RadNet, Inc.	RDNT	20.9x	16.3x	-16.0%	17.5x	13.7x
	Tenet Healthcare Corporation	THC	7.3x	7.4x	-16.0%	6.2x	6.2x
	25th Percentile		7.3x	5.2x	-18.0%	**6.2x**	**4.7x**
	Median		9.7x	7.9x	-16.0%	**9.1x**	**6.6x**
	Average		10.4x	8.8x	-14.7%	**8.7x**	**7.4x**

Notes:
* Excluded from the 25th Percentile, median, and average calculation.
Source: Capital IQ.

Exhibit 17
FONAR Corporation (NasdaqCM: FONR)
Fairness Opinion Prepared for FONAR Special Committee
Market Approach: Guideline Public Company Method
Valuation as of July 7, 2025

(in $ Thousands)

		Enterprise Value / Revenue		Enterprise Value / EBITDA	
		FYE 6/30/2025	Projected Year 1	FYE 6/30/2025	Projected Year 1
*	FONAR Corporation	0.3x	NA	1.9x	NA
	Ardent Health, Inc.	0.4x	0.4x	4.8x	4.4x
	Astrana Health, Inc.	0.5x	0.3x	9.1x	4.7x
	Bruker Corporation	2.0x	1.9x	11.3x	10.7x
	Community Health Systems, Inc.	0.9x	1.0x	9.4x	7.8x
	HCA Healthcare, Inc.	1.4x	1.3x	6.9x	6.6x
	Hologic, Inc.	2.8x	2.8x	9.1x	8.5x
	Nutex Health Inc.	1.5x	1.3x	4.1x	3.9x
	RadNet, Inc.	2.1x	2.0x	17.5x	13.7x
	Tenet Healthcare Corporation	1.3x	1.2x	6.2x	6.2x
	25th Percentile	**0.9x**	**1.0x**	**6.2x**	**4.7x**
	Median	**1.4x**	**1.3x**	**9.1x**	**6.6x**
	Average	**1.4x**	**1.4x**	**8.7x**	**7.4x**

			Revenue		EBITDA	
	Indicated Enterprise Value Calculation:		FYE 6/30/2025	Projected Year 1	FYE 6/30/2025	Projected Year 1
(2)	FONAR - Revenue / EBITDA		$ 104,351	$ 106,438	$ 16,088	$ 16,180
	Selected Multiples - Low		*0.9x*	*0.9x*	*6.0x*	*5.5x*
(3)	Selected Multiples - Mid		**1.0x**	**1.0x**	**6.5x**	**6.0x**
	Selected Multiples - High		*1.1x*	*1.1x*	*7.0x*	*6.5x*
(4)	*Weights*		*25.0%*	*25.0%*	*25.0%*	*25.0%*
	Indicated Enterprise Value (Control)	*Weighted*				
	Enterprise Value - Low (Rounded)	**93,800**	**93,916**	**95,795**	**$ 96,527**	**$ 88,988**
	Enterprise Value - Mid (Rounded)	**103,100**	**104,351**	**106,438**	**$ 104,570**	**$ 97,077**
	Enterprise Value - High (Rounded)	**112,400**	**114,786**	**117,082**	**$ 112,614**	**$ 105,167**
	Add / (Less):					
(5)	Add: Cash & Cash Equivalents	56,334				
(6)	Less: American Transit Insurance Company - Reserve	(2,349)				
(5)	Less: Total Interest Bearing Debt	-				
	Equity Value (Conrol) - Low	**147,784**				
	Equity Value (Conrol) - Mid	**157,084**				
	Equity Value (Conrol) - High	**166,384**				
(7)	Less: Minority Interest (@ 29.37%) - Low	(43,404)				
(7)	Less: Minority Interest (@ 29.37%) - Mid	(46,136)				
(7)	Less: Minority Interest (@ 29.37%) - High	(48,867)				
	Fair Market Value of Common Equity - Control (Rounded)	*Weighted*				
	Fair Market Value of Common Equity - Low (Rounded)	**$ 104,400**				
	Fair Market Value of Common Equity - Mid (Rounded)	**$ 110,900**				
	Fair Market Value of Common Equity - High (Rounded)	**$ 117,500**				

DRAFT

Notes:

* Excluded from the 25th Percentile, median, and average calculation.

(1) See Exhibit 16.

(2) See Exhibit 4 and Exhibit 6.

(3) Selected multiples are based on comparative historical and projected performance of the Subject Company compared to that of GPCs'. See Exhibit 11 to Exhibit 14.

(4) Equal weight was assigned to each metric to reflect both the Company's most recent performance and near-term expectations.

(5) Balance Sheet balance as of 6/30/2025.

(6) The Company established a reserve against accounts receivables from American Transit Insurance (ATI) due to their ongoing financial difficulties.

(7) FONAR's wholly-owned subsidiary, Health Management Corporation of America ("HMCA"), has the controlling interest in Health Diagnostics Management, LLC ("HDM"). Presently, FONAR (through HMCA) owns a 70.63% controlling interest in HDM, with the remaining 29.37% held by minority investors.

Exhibit 18
FONAR Corporation (NasdaqCM: FONR)
Fairness Opinion Prepared for FONAR Special Committee
One Day Stock Premium Market Transactions
Valuation as of July 7, 2025

(in $ Millions)

(1)	Close Date	Buyer	Target	Equity Premium 1 Day
	10/29/2021	Bioventus Inc.	Misonix, Inc.	19.1%
	12/13/2021	Baxter International Inc.	Hill-Rom Holdings, Inc.	7.5%
	12/16/2021	Allergan plc	Soliton, Inc.	25.6%
	1/4/2022	Centene Corporation	Magellan Health, Inc.	14.7%
	3/29/2022	Byram Healthcare Centers, Inc.	Apria, Inc.	26.2%
	5/13/2022	Medtronic plc	Intersect ENT, Inc.	15.2%
	5/24/2022	Altaris, LLC	IntriCon Corporation	39.2%
	6/28/2022	Stone Point Capital LLC; Trident IX, L.P.	Tivity Health, Inc.	0.8%
	7/21/2022	ArchiMed SAS; MED Platform II	Natus Medical Incorporated	28.6%
	10/3/2022	Patient Square Capital, LP	Hanger, Inc.	25.8%
	10/13/2022	Clayton, Dubilier & Rice, LLC; TPG Capital, L.P.;	Covetrus, Inc.	16.5%
	1/4/2023	Orthofix Medical Inc.	SeaSpine Holdings Corporation	37.5%
	1/31/2023	SD Biosensor, Inc; SJL Partners	Meridian Bioscience, Inc.	1.3%
	2/22/2023	OptumHealth, Inc.	LHC Group, Inc.	8.1%
	4/27/2023	Abbott Laboratories	Cardiovascular Systems, Inc.	47.3%
	4/27/2023	Biosynex SA	Chembio Diagnostics, Inc.	26.7%
	5/1/2023	CVS Health Corporation	Oak Street Health, Inc.	15.8%
	9/1/2023	Globus Medical, Inc.	NuVasive, Inc.	26.1%
	5/31/2024	Johnson & Johnson	Shockwave Medical, Inc.	4.7%
	9/17/2024	Boston Scientific Corporation	Silk Road Medical, Inc	26.9%
	11/15/2024	Boston Scientific Corporation	Axonics, Inc.	23.3%
	4/3/2025	Globus Medical, Inc.	Nevro Corp.	16.5%
	4/17/2025	Patient Square Capital, LP	Patterson Companies, Inc.	35.7%
	4/21/2025	Zimmer Biomet Holdings, Inc.	Paragon 28, Inc.	20.0%
	5/1/2025	electroCore, Inc.	NeuroMetrix, Inc.	15.1%

25th Percentile	**15.1%**
Median	**20.0%**
75th Percentile	**26.7%**

Notes:

(1) Source: Capital IQ

Screening Criteria:

Industry Classifications (Target/Issuer): "Health Care Facilities" + "Health Care Equipment" (Primary)

Transaction Types: Merger/Acquisition

All Transactions Closed Date: [6/30/2021-7/7/2025]

Percent Sought (%): is greater than 50

Geographic Locations (Target/Issuer): United States of America (Primary)

DRAFT

Exhibit 19 FONAR Corporation (NasdaqCM: FONR) Fairness Opinion Prepared for FONAR Special Committee Liquidation Scenario—Third Party Collection Valuation as of July 7, 2025 (1) A/R Balance @ Liquidation Date (A) $ 82,944 Year 1 Year 2 Year 3 Year 4 Year 5 Year 6 (2) Expected Collection % (B) 52.4% 19.4% 15.5% 7.5% 4.2% 1.0% Expected Collections, Gross (A * B) $ 43,426 $ 16,066 $ 12,889 $ 6,201 $ 3,518 $ 843 (3) Total Expenses(@ 5.0%) (2,171) (803) (644) (310) (176) (42) Collections less Expenses $ 41,255 $ 15,263 $ 12,245 $ 5,891 $ 3,342 $ 801 Add: MRI Asset Liquidation 5,000 — — -Less: Costs to Remove MRI Equipment (2,000) (2,000) (2,000) — -Liquidation Cash Flow $ 44,255 $ 13,263 $ 10,245 $ 5,891 $ 3,342 $ 801 Discount Period (Mid-Year Convention) 0.5 1.5 2.5 3.5 4.5 5.5 (4) Present Value Factor (@ 4.0%) 0.9806 0.9429 0.9066 0.8717 0.8382 0.8060 Present Value of Liquidation Cash Flow 43,396 12,505 9,288 5,135 2,801 646 Total Present Value of Liquidation Cash Flow $ 73,771 (5) Add: Cash & Cash Equivalents 56,334 (6) Less: American Transit Reserve (2,349) (5) Less: Total Interest Bearing Debt—Fair Market Value of Total Equity (Control) $ 127,755 Discount Rate Senstivity (7) Less: Minority Interest (@ 29.37%) (37,522) 4.0% 5.5% 7.0% Fair Market Value of Common Equity—Control (Rounded) $ 90,200 $ 90,200 $ 89,300 $ 88,300 Notes: (1) Balance based on A/R report dated 6/30/25. (2) Expected collection rates over a six-year period reflect historical recovery patterns for receivables originating from 2020–2023 (COVID Period). (3) Per Management, outsourcing all of the billing and collections to a third-party (Med-Metrix) at 5.0%. (4) 5-year U.S. Treasury as of the Valuation Date. Source: Federal Reserve Statistical Release. (5) Balance Sheet balance as of 6/30/2025. (6) The Company established a reserve against accounts receivables from American Transit Insurance (ATI) due to their ongoing financial difficulties. ATI reserve balance is as of 3/31/2025. (7) FONAR’s wholly-owned subsidiary, Health Management Corporation of America (“HMC ”), has the controlling interest in Health Diagnostics Management, LLC (“HDM”). Presently, FONAR (through HMCA) owns a 70.63% controlling interest in HDM, with the remaining 29.37% held by minority investors.